Exhibit 10.3

COMPANY SUPPORT AGREEMENT

This Company Support Agreement (this “Agreement”) is dated as of March 3, 2021, by and among Reinvent Technology Partners Z, a Cayman Islands exempted company limited by shares (which shall migrate to and domesticate as a Delaware corporation prior to the Closing (as defined in the Merger Agreement (as defined below)) (“Acquiror”), the Persons set forth on Schedule I hereto (each, a “Company Equityholder” and, collectively, the “Company Equityholders”), and Hippo Enterprises Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Equityholders are the holders of record and “beneficial owners” (within the meaning of Rule 13d-3 of the Exchange Act) of such number of shares of Company Capital Stock as are indicated opposite each of their names on Schedule I attached hereto (all such shares of Company Capital Stock, together with any shares of Company Capital Stock of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Equityholder during the period from the date hereof through the Expiration Time (as defined below) are referred to herein as the “Subject Shares”);

WHEREAS, on March 3, 2021, Acquiror, RTPZ Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of Acquiror (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”) pursuant to which, among other transactions, (a) Merger Sub will be merged with and into the Company (the “First Merger”), with the Company continuing on as the surviving entity, (b) immediately following the First Merger, the surviving corporation of the First Merger will be merged with and into Acquiror (the “Second Merger” and, together with the First Merger, the “Mergers”), with Acquiror continuing on as the surviving entity, (c) following the adoption of the A&R Charter (as defined below), each share of Company Preferred Stock that is issued and outstanding as of immediately prior to the Effective Time will be automatically converted into Company Common Stock, and (d) each share of Company Common Stock that is issued in respect thereof or otherwise issued and outstanding as of immediately prior to the Effective Time will, in each case, be cancelled and automatically converted into the right to receive the applicable portion of the Aggregate Merger Consideration (together with the Mergers and the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, pursuant to the Merger Agreement, prior to the Effective Time, the Company shall adopt an Amended and Restated Certificate of Incorporation of the Company in the form attached as Exhibit M to the Merger Agreement (the “A&R Charter”), which will, among other matters, provide for the automatic conversion of each share of Company Preferred Stock that is issued and outstanding as of immediately prior to the Effective Time into shares of Company Common Stock at the then-effective conversion rate as calculated pursuant to the terms of the A&R Charter as of immediately prior to the Effective Time;

WHEREAS, following the adoption of the A&R Charter, upon the Effective Time, each of the following agreements will automatically terminate without any further action on the part of the parties thereto pursuant to their respective terms: (i) that certain Amended and Restated Investors’ Rights Agreement, dated as of July 8, 2020, by and among the Company, the Investors (as defined therein) and the Key Holders (as defined therein) (the “Investors’ Rights Agreement”), (ii) that certain Amended and Restated Voting Agreement, dated as of July 8, 2020, by and among the Company, the Investors (as defined therein) and the Key Holders (as defined therein) (the “Voting Agreement”) and (iii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of July 8, 2020, by and among the Company, the Investors (as defined therein) and the Key Holders (as defined therein) (the “ROFR Agreement” and, together with the Investors’ Rights Agreement and the Voting Agreement, the “Investment Agreements”); and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

STOCKHOLDER SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Merger Agreement. Each Company Equityholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Company Equityholder shall be bound by and comply with Sections 6.6 (Acquisition Proposals) and 11.12 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Company Equityholder was an original signatory to the Merger Agreement with respect to such provisions.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 10.1 thereof (the “Expiration Time”), each Company Equityholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any Transfer.

Section 1.3 New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to a Company Equityholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Company Equityholder purchases or otherwise acquires beneficial ownership of any Subject Shares or (c) a Company Equityholder acquires the right to vote or share in the voting of any Subject Shares (collectively the “New Securities”), then such New Securities acquired or purchased by such Company Equityholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Company Equityholder as of the date hereof.

Section 1.4 Stockholder Agreements. Hereafter until the Expiration Time, each Company Equityholder hereby unconditionally and irrevocably agrees that, at any meeting of the Stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the Equityholders of the Company requested by the Board of Directors of the Company or otherwise undertaken as contemplated by the Transactions, including in the form attached as Exhibit H to the Merger Agreement (which written consent shall be delivered promptly, and in any event within three (3) Business Days, after (x) the Proxy Statement/Registration Statement (as contemplated by the Merger Agreement) has been declared effective under the Securities Act and has been delivered or otherwise made available to the shareholders of Acquiror and the Company, and (y) the Company requests such delivery), such Company Equityholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Company Equityholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares:

(a) to approve and adopt the Merger Agreement and the Transactions;

(b) to approve and adopt the A&R Charter;

(c) to authorize and approve the Mergers as an RTPZ Transaction pursuant to Article IV(B), Section 2.3(c) of the A&R Charter;

(d) to exercise the drag-along rights set forth in Section 3.2 of the Voting Agreement;

(e) in any other circumstances upon which a consent or other approval is required under the A&R Charter or the Investment Agreements or otherwise sought with respect to the Merger Agreement or the Transactions, to vote, consent or approve (or cause to be voted, consented or approved) all of such Company Equityholder’s Subject Shares held at such time in favor thereof;

(f) against and withhold consent with respect to any merger, purchase of all or substantially all of the Company’s assets or other business combination transaction (other than the Merger Agreement and the Transactions); and

(g) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Mergers, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement or (C) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled.

Each Company Equityholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

Section 1.5 No Challenges. Each Company Equityholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into this Agreement, the Merger Agreement or the Transactions.

Section 1.6 Appraisal Rights. Each Company Equityholder hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the transactions contemplated by the Merger Agreement that he, she or it may have with respect to the Subject Shares under applicable Law.

Section 1.7 Affiliate Agreements. Each Company Equityholder hereby agrees and consents to the termination of all Affiliate Agreements set forth on Section 6.5 of the Company Disclosure Letter to which such Company Equityholder is party, effective as of the Effective Time without any further liability or obligation to the Company, the Company’s Subsidiaries or Acquiror.

Section 1.8 Registration Rights Agreement. Each of the Company Equityholders will deliver, substantially simultaneously with the Effective Time, a duly-executed copy of the Amended and Restated Registration Rights Agreement substantially in the form attached as Exhibit F to the Merger Agreement.

Section 1.9 Lock-Up Agreement. Each of the Company Equityholders will deliver, substantially simultaneously with the Effective Time, a duly-executed Lock-Up Agreement substantially in the form attached as Exhibit G-1 or G-2 to the Merger Agreement, as applicable.

Section 1.10 Further Assurances. Each Company Equityholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Acquiror or the Company, to effect the actions and consummate the Mergers and the other transactions contemplated by this Agreement and the Merger Agreement (including the Transactions), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.11 No Inconsistent Agreement. Each Company Equityholder hereby represents and covenants that such Company Equityholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Company Equityholder’s obligations hereunder.

Section 1.12 Consent to Disclosure. Each Company Equityholder hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of such Company Equityholder’s identity and beneficial ownership of Subject Shares and the nature of such Company Equityholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement. Each Company Equityholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company Equityholders. Each Company Equityholder represents and warrants as of the date hereof to Acquiror and the Company (solely with respect to itself, himself or herself and not with respect to any other Company Equityholder) as follows:

(a) Organization; Due Authorization. If such Company Equityholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Equityholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Equityholder. If such Company Equityholder is an individual, such Company Equityholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Company Equityholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Equityholder, enforceable against such Company Equityholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Equityholder.

(b) Ownership. Such Company Equityholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Company Equityholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Company Governing Documents, (iii) the Merger Agreement, (iv) the Investment Agreements or (v) any applicable securities Laws. Such Company Equityholder’s Subject Shares are the only equity securities in the Company owned of record or beneficially by such Company Equityholder on the date of this Agreement, and none of such Company Equityholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder and under the Voting Agreement. Other than the Company Warrants and the Company Options set forth opposite such Company Equityholder’s name on Schedule I, such Company Equityholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by such Company Equityholder does not, and the performance by such Company Equityholder of his, her or its obligations hereunder will not, (i) if such Company Equityholder is not an individual, conflict with or result in a violation of the organizational documents of such Company Equityholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Equityholder or such Company Equityholder’s Subject Shares) to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Equityholder of its, his or her obligations under this Agreement.

(d) Litigation. There are no Actions pending against such Company Equityholder, or to the knowledge of such Company Equityholder threatened against such Company Equityholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Equityholder of its, his or her obligations under this Agreement.

(e) Adequate Information. Such Company Equityholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Acquiror or the Company and based on such information as such Company Equityholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Equityholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Company Equityholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Company Equityholder are irrevocable and result in the waiver of any right of the undersigned to demand appraisal in connection with the Merger under Section 262 of the General Corporation Law of the State of Delaware or any other Law.

(f) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by such Company Equityholder, for which the Company or any of its Affiliates may become liable.

(g) Acknowledgment. Such Company Equityholder understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon such Company Equityholder’s execution and delivery of this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) as to each Company Equityholder, the written agreement of Acquiror, the Company and such Company Equityholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 3.3 Jurisdiction; Waiver of Jury Trial.

(a) Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 3.3.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned, delegated or transferred (including by operation of law) without, as to each Company Equityholder, the prior written consent of Acquiror, the Company and such Company Equityholder.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 3.6 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon, with respect to each Company Equityholder, the execution and delivery of a written agreement executed by Acquiror, the Company and such Company Equityholder.

Section 3.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by email (in each case in this clause (d), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to Acquiror:

Reinvent Technology Partners Z

215 Park Avenue, Floor 11

New York NY 1003

Attention:      Secretary

Email:            contact@reinventtechnologypartners.com

with a copy to (which will not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention:       H. Rodgin Cohen

                        Jared M. Fishman

                        Marion Leydier

Email:            cohenhr@sullcrom.com

                        fishmanj@sullcrom.com

                        leydierm@sullcrom.com

If to the Company:

Hippo Enterprises Inc.

150 Forest Avenue

Palo Alto, CA 94301

Attention:       President

                        Assaf Wand

Email:             generalcounsel@hippo.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention:       Tad Freese

                        Miles Jennings

                       Chad Rolston

Email:            Tad.Freese@lw.com

                        Miles.Jennings@lw.com

                        Chad.Rolston@lw.com

If to a Company Equityholder:

To such Company Equityholder’s address set forth in Schedule I with a copy to (which will not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention:       Tad Freese

                        Miles Jennings

                       Chad Rolston

Email:            Tad.Freese@lw.com

                        Miles.Jennings@lw.com

                        Chad.Rolston@lw.com

Section 3.9 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

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IN WITNESS WHEREOF, the Company Equityholders, Acquiror, and the Company have each caused this Company Support Agreement to be duly executed as of the date first written above.

COMPANY EQUITYHOLDERS:

By:	/s/ Assaf Wand
	Name:	Assaf Wand

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

COMCAST VENTURES, LP
By:	Comcast CV GP, LLC, its General Partner

By:	/s/ Derek Squire
	Name:	Derek H. Squire
	Title:	General Counsel

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

BOND CAPITAL FUND, LP, as nominee

By: Bond Capital Associates, LLC Its: General Partner

By:	/s/ Paul Vronsky
	Name:	Paul Vronsky
	Title:	Chief Operating Officer

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

DIGITAL FORTUNE LIMITED

By:	/s/ Neil McGee
	Name:	Neil McGee
	Title:	Director

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

By:	/s/ Eric Feder
	Name:	Eric Feder

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

FIFTH WALL VENTURES, L.P.

By: Fifth Wall Ventures GP, LLC Its: General Partner

By:	/s/ Brendan Wallace
	Name:	Brendan Wallace
	Title:	Managing Director

FIFTH WALL VENTURES SPV IV L.P.

By: Fifth Wall Ventures GP, LLC Its: General Partner

By:	/s/ Brendan Wallace
	Name:	Brendan Wallace
	Title:	Managing Director

FIFTH WALL VENTURES SPV XVII, L.P.

By: Fifth Wall Ventures GP, LLC Its: General Partner

By:	/s/ Brendan Wallace
	Name:	Brendan Wallace
	Title:	Managing Director

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

Hugh R. Frater Irrevocable Trust Dtd 12/11/2012

By:	/s/ Hugh R Frater
	Name:	Hugh R Frater
	Title:	CEO

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

By:	/s/ Hugh R. Frater
	Name:	Hugh R. Frater

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

LEN FW INVESTOR, LLC

By: LENNAR HOMES HOLDING, LLC

By:	/s/ Eric Feder
	Name:	Eric Feder
	Title:	Authorized signatory

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

By:	/s/ Noah Knauf
	Name:	Noah Knauf

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

By:	/s/ Richard McCathron
	Name:	Richard McCathron

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

RPM VENTURES III, L.P.
for itself and as nominee for RPM Ventures III-A, L.P. By: RPM Ventures III (GP), L.L.C, Its: General Partner

By:	/s/ Adam Boyden
	Name:	Adam Boyden
	Title:	Managing Director

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

By:	/s/ Sam Landman
	Name:	Sam Landman

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

By:	/s/ Sandra Wijnberg
	Name:	Sandra Wijnberg

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

By:	/s/ Stewart Ellis
	Name:	Stewart Ellis

[Signature Page to Company Support Agreement]

COMPANY EQUITYHOLDERS:

THE BRYN MAWR TRUST COMPANY OF DELAWARE, Trustee of the Wand Family Delaware Trust

By:	/s/ Assaf Wand
	Name:	Assaf Wand
	Title:	Assaf Wand

[Signature Page to Company Support Agreement]

ACQUIROR:

REINVENT TECHNOLOGY PARTNERS Z

By:	/s/ Michael Thompson
	Name:	Michael Thompson
	Title:	Chief Executive Officer and Chief Financial Officer

[Signature Page to Company Support Agreement]

COMPANY:

HIPPO ENTERPRISES INC.

By:	/s/ Assaf Wand
Name: Assaf Wand
Title: Chief Executive Officer

[Signature Page to Company Support Agreement]